Exhibit 99.1

CITI TRENDS ANNOUNCES THIRD QUARTER 2017 RESULTS

Third quarter total sales increased 10.1%; comparable store sales up 7.4%

Quarterly earnings per share of $0.05 this year versus $(0.06) loss last year

SAVANNAH, GA (November 21, 2017) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the third quarter of fiscal 2017.

Financial Highlights — Third quarter ended October 28, 2017

Total sales in the third quarter ended October 28, 2017 increased 10.1% to $176.9 million compared with $160.7 million in the third quarter ended October 29, 2016.  Comparable store sales increased 7.4% in the quarter.

The Company had net income of $0.6 million, or $0.05 per diluted share, in the third quarter of 2017, compared with a net loss of $(0.8) million, or $(0.06) per diluted share, in last year’s third quarter.

During the third quarter, the Company opened five new stores, relocated or expanded two stores, and closed one store.

Financial Highlights — First three quarters ended October 28, 2017

Total sales in the first three quarters of fiscal 2017 increased 6.6% to $543.1 million compared with $509.7 million in the same period of fiscal 2016.  Comparable store sales increased 4.1% in the first three quarters of this year.

The Company had net income of $9.3 million, or $11.1 million when adjusted for proxy contest-related expenses*, in the first three quarters of 2017, compared with $7.8 million in the same period last year.  Earnings per diluted share in the first three quarters of 2017 were $0.65, or $0.77 when adjusted for proxy contest-related expenses*, compared with $0.53 in the first three quarters of 2016.

Bruce Smith, Acting Chief Executive Officer, commented, “We are extremely pleased to report strong sales and operating results for the third quarter.  The momentum that we saw in recent quarters continued at an accelerated pace in the third quarter and is being driven by our delivery of fashion-right, value-priced merchandise to our customers.  Comparable store sales growth was consistently strong throughout the quarter, with a 7% increase in August and 8% increases in both September and October.  Importantly, all five of our major merchandise categories once again contributed to the sales increases.

“In addition to 10% total sales growth in the third quarter, we were pleased with an improvement in gross margin and significant expense leverage, all of which led to operating margin expansion of 140 basis points and a $1.4 million increase in net income.

“We believe that we have entered the fourth quarter in a high-quality, liquid inventory position.  Early reads on the holiday season have been positive, as comparable store sales for the first three weeks of November have been up 7% on top of a 6% increase in the same three weeks last year.”

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2932.  A replay of the conference call will be available until November 28, 2017, by dialing (402) 977-9140 and entering the passcode, 21861316.

The live broadcast of Citi Trends’ conference call will be available online at the Company’s website, www.cititrends.com, under the Investor Relations section, beginning today at  9:00 a.m. ET.  The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company operates 549 stores located in 31 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-G

*Non-GAAP Financial Measure

The non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans, objectives of management for future operations and our intentions and ability to pay dividends and complete any share repurchase authorizations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements, although not all forward-looking statements contain such language.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic

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conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Any forward-looking statements by the Company, with respect to earnings guidance, the Company’s intention to declare and pay dividends, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:                          Bruce Smith

Acting Chief Executive Officer,

Chief Operating Officer and

Chief Financial Officer

(912) 443-2075

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CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	October 28, 2017	October 29, 2016
	(unaudited)	(unaudited)
Net sales	$176,943	$160,716

Cost of sales (exclusive of depreciation shown separately below)	(110,094)	(100,386)
Selling, general and administrative expenses	(61,118)	(57,637)
Depreciation	(4,976)	(4,223)
Asset impairment	—	(61)
Income (loss) from operations	755	(1,591)
Interest income	216	146
Interest expense	(38)	(39)
Income (loss) before income taxes	933	(1,484)
Income tax (expense) benefit	(286)	648
Net income (loss)	$647	$(836)

Basic net income (loss) per common share	$0.05	$(0.06)
Diluted net income (loss) per common share	$0.05	$(0.06)

Weighted average number of shares outstanding
Basic	13,563	14,677
Diluted	13,614	14,677

	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	October 28, 2017	October 29, 2016
	(unaudited)	(unaudited)
Net sales	$543,098	$509,664

Cost of sales (exclusive of depreciation shown separately below)	(334,659)	(313,345)
Selling, general and administrative expenses	(181,439)	(172,073)
Depreciation	(13,863)	(12,961)
Asset impairment	(77)	(282)
Income from operations	13,060	11,003
Interest income	617	408
Interest expense	(112)	(120)
Income before income taxes	13,565	11,291
Income tax expense	(4,238)	(3,510)
Net income	$9,327	$7,781

Basic net income per common share	$0.66	$0.53
Diluted net income per common share	$0.65	$0.53

Weighted average number of shares outstanding
Basic	14,221	14,649
Diluted	14,270	14,652

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	October 28, 2017	October 29, 2016
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$34,866	$36,956
Short-term investment securities	30,298	34,132
Inventory	133,245	130,752
Prepaid and other current assets	16,405	18,570
Property and equipment, net	63,571	54,478
Long-term investment securities	26,117	29,183
Other noncurrent assets	8,171	9,211
Total assets	$312,673	$313,282

Liabilities and Stockholders’ Equity:
Accounts payable	$68,047	$59,098
Accrued liabilities	28,921	25,718
Other current liabilities	1,913	1,974
Noncurrent liabilities	8,786	8,130
Total liabilities	107,667	94,920

Total stockholders’ equity	205,006	218,362
Total liabilities and stockholders’ equity	$312,673	$313,282

CITI TRENDS, INC.

RECONCILIATION OF GAAP BASIS OPERATING RESULTS TO

ADJUSTED NON-GAAP OPERATING RESULTS

(unaudited)

(in thousands, except per share data)

The Company makes reference in this release to net income adjusted for proxy contest expenses and earnings per diluted share adjusted for proxy contest expenses.  The Company believes that excluding proxy contest expenses and their related tax effects from its financial results reflects operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior periods, and as such, may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future.  This information is not intended to be considered in isolation or as a substitute for net income, earnings per common share, or expense information prepared in accordance with generally accepted accounting principles (GAAP).

	Thirteen Weeks Ended October 28, 2017
	As Reported	Adjustment (1)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)

Net sales	$176,943	$—	$176,943

Cost of sales (exclusive of depreciation shown separately below)	(110,094)	—	(110,094)
Selling, general and administrative expenses	(61,118)	—	(61,118)
Depreciation	(4,976)	—	(4,976)
Asset impairment	—	—	—
Income from operations	755	—	755
Interest income	216	—	216
Interest expense	(38)	—	(38)
Income before income taxes	933	—	933
Income tax expense	(286)	—	(286)
Net income	$647	$—	$647

Basic net income per common share	$0.05		$0.05
Diluted net income per common share	$0.05		$0.05

Weighted average number of shares outstanding
Basic	13,563		13,563
Diluted	13,614		13,614

	Thirty-Nine Weeks Ended October 28, 2017
	As Reported	Adjustment (1)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)

Net sales	$543,098	$—	$543,098

Cost of sales (exclusive of depreciation shown separately below)	(334,659)	—	(334,659)
Selling, general and administrative expenses	(181,439)	2,516	(178,923)
Depreciation	(13,863)	—	(13,863)
Asset impairment	(77)	—	(77)
Income from operations	13,060	2,516	15,576
Interest income	617	—	617
Interest expense	(112)	—	(112)
Income before income taxes	13,565	2,516	16,081
Income tax expense	(4,238)	(786)	(5,024)
Net income	$9,327	$1,730	$11,057

Basic net income per common share	$0.66		$0.78
Diluted net income per common share	$0.65		$0.77

Weighted average number of shares outstanding
Basic	14,221		14,221
Diluted	14,270		14,270

(1)  Proxy contest expenses and related tax effects